UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): August 19, 2019
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E Northrop Blvd. Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On August 19, 2019, the Compensation Committee of the Board of Directors of Zovio Inc (the “Company”) revised the short-term incentive plan for Anurag Malik, President and Chief Executive Officer of Learn@Forbes (the “Malik Plan”). Under the Malik Plan, 20% of Mr. Malik’s target bonus related to 2019 performance will be based on the results of the Company (the “Zovio Portion”) and 80% of Mr. Malik’s target bonus related to 2019 performance will be based on the results of Learn@Forbes (the “Learn@Forbes Portion”). The Company Portion will be determined pursuant to the Company’s 2019 Short Term Incentive Plan (the “2019 Plan”) and upon achievement of the performance goals under the 2019 Plan previously approved by the Board of Directors and subject to the other terms and conditions of the 2019 Plan. The Learn@Forbes Portion will be determined based on the achievement of unit-wide performance targets related to revenue, EBITDA and a contract renewal, with such metrics receiving weightings of 35%, 35% and 30%, respectively.
The Compensation Committee has determined that the 2019 target bonus amount for Mr. Malik is 50% of Mr. Malik’s annual base salaries. Actual bonus amounts paid may be more or less than the target bonus amounts depending upon the level of achievement of the specified performance goals.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2019		Zovio Inc

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel